UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest reported): June 23, 2005

TRIANGLE PETROLEUM CORPORATION
(Exact name of registrant as specified in charter)

Nevada	000-51321	98-0430762
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

Sun Life Plaza, Suite 1600, 144-4th Avenue SW, Calgary, Alberta, Canada	T2P3N4
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (403) 269-2129

Copies to:
Gregory Sichenzia, Esq.
Thomas A. Rose, Esq.
Sichenzia Ross Friedman Ference LLP
1065 Avenue of the Americas
New York, New York 10018
Phone: (212) 930-9700
Fax: (212) 930-9725

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

/_/ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

/_/ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

/_/ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

/_/ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On June 23, 2005, Ron W. Hietala, pursuant to a consulting agreement with Elmworth Energy Corporation (“Elmworth”), a wholly-owned subsidiary of Triangle Petroleum Corporation (the “Company”), was appointed the President of Elmworth. In addition, Mr. Hietala was appointed to as a member of the Board of Directors of Elmworth, effective June 23, 2005. Mr. Hietala was previously appointed as a member of the Company’s Board of Directors on June 16, 2005.

Pursuant to the consulting agreement, Mr. Hietala will receive a salary of $20,000 per month for a term of two years. The consulting agreement automatically renews for one year periods unless terminated pursuant to the agreement. Either Elmworth or Mr. Hietala may terminate the agreement on three month’s prior written notice.

Item 9.01 Financial Statements and Exhibits

Exhibit No.  Description
10.1        Consulting Agreement, dated as of June 23, 2005, by and between RWH Management Services Ltd. and Elmworth Energy Corporation.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRIANGLE PETROLEUM CORPORATION

Dated: June 28, 2005	BY:	/s/ MARK GUSTAFSON
Mark Gustafson, President and Chief Executive Officer